Exhibit 16.1

Withum Smith + Brown
A Professional Corporation
Certified Public Accountants and Consultants

5 Vaughn Drive
Princeton, New Jersey  08540 USA
609-520-1188 fax 609-520-9882

www.withum.com

April 26, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read and agree with the comments contained in paragraphs one, two and three in Item 4 to Form 8-K of Voxware, Inc., date April 23, 2004.

Withum Smith + Brown, P.C.
Princeton, New Jersey